Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the Team Health Holdings, Inc. 2009 Stock Incentive Plan of Team Health Holdings, Inc. of our report dated December 14, 2009, with respect to the consolidated financial statements of Team Health Holdings, Inc. included in its Prospectus (Registration No. 333-162347), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Nashville, TN

December 18, 2009